UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

100 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Board of Directors of Great Western Bancorp, Inc., (the “Company”) held its 2015 Annual Meeting of Shareholders February 9, 2015. At the meeting, the Company’s shareholders: (1) appointed Daniel Rykhus, Swati Dave and Rolfe Lakin to serve as directors of the Company for a three year term; and (2) ratified the appointment by the Audit Committee of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015. The results of the vote at the meeting were as follows:

Proposal No. 1—Election of Directors—Stockholders elected the three nominees named in the Proxy Statement.

Name	Votes For	Withheld	Broker Non Votes	Total Votes
Daniel Rykhus	53,983,418	174,801	2,552,066	56,710,285
Swati Dave	46,094,719	8,063,500	2,552,066	56,710,285
Rolfe Lakin	46,094,718	8,063,501	2,552,066	56,710,285

Proposal No. 2—Stockholders Ratification of Independent Registered Public Accounting Firm—Stockholders Ratified the appointment of Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending 2015.

Votes For	Votes Against	Abstentions	Total Votes
56,698,783	—	11,502	56,710,285

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: February 9, 2015	By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	Corporate Secretary and General Counsel